Exhibit 4.4(k)

Schedule of Omitted Supplements to U.S. Guarantee Agreement

The supplements to the U.S. guarantee agreement referenced below are substantially identical in all material respects to the Supplement No. 14 dated as of November 9, 2015 to the U.S. Guarantee dated as of November 17, 2006, as amended and restated as of February 26, 2014, as supplemented (the “U.S. Guarantee Agreement”) and filed as Exhibit 4.4(j) to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2018 (the “Annual Report”), except as to the names of the additional U.S. guarantors listed on the signature pages thereto and the dates on which such supplements to the U.S. Guarantee Agreement were entered into. These supplements to the U.S. Guarantee Agreement are not being filed as exhibits to the Annual Report in reliance on Instruction 2 to Item 601 of Regulation S-K.

Supplements to the U.S. Guarantee Agreement entered into among HCA Inc., Bank of America, N.A., as administrative agent, and the following subsidiaries as additional U.S. guarantors, as of the dates indicated:

Supplement Number	Date	Additional U.S. Guarantors

No. 13	January 9, 2015

•  Citrus Memorial Hospital, Inc.

•  Citrus Memorial Property Management, Inc.

•  CHCA Pearland, L.P

•  Columbia Healthcare System of Louisiana, Inc.

•  HCA Pearland GP, Inc.

•  Mountain Division – CVH, LLC

•  Pearland Partner, LLC

•  Primary Health, Inc.

•  Primary Health Management, Ltd.

•  Sarah Cannon Research Institute, LLC

•  SCRI Holdings, LLC

•  Southpoint, LLC

•  Vision Consulting Group LLC

•  Vision Holdings, LLC

•  WCP Properties, LLC

No. 15	January 10, 2017

•  East Florida – DMC, Inc.

•  H2U Wellness Centers, LLC

•  JPM AA Housing, LLC

•  MediCredit, Inc.

•  Oklahoma Holding Company, LLC

•  Outpatient Services Holdings, Inc.

•  Oviedo Medical Center, LLC

•  SSHR Holdco, LLC

•  The Outsource Group, Inc.

No. 16	January 3, 2018

•  Cy-Fair Medical Center Hospital, LLC

•  Houston NW Manager, LLC

•  Houston – PPH, LLC

•  North Houston – TRMC, LLC

•  Plaza Specialty Hospital, LLC

•  Savannah Health Services, LLC

•  Sebring Health Services, LLC

•  Southeast Georgia Health Services, LLC

•  Weatherford Health Services, LLC

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